0010806UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 6, 2012

ALLEZOE MEDICAL HOLDINGS, INC.

(a Delaware Corporation)

001-33090	98-0413066
(Commission File Number)	(IRS Employer Identification Number)

1800 NW Corporate Boulevard, Suite 201
Boca Raton, FL 33431
(Registrant’s address, including zip code)

(321) 452-9091
(Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

ITEM 8.01 OTHER EVENTS

On March 2, 2012, the Audit Committee of our Board of Directors met to consider whether reported activities of an officer and director of the Company could represent a breach or violation of our Code of Ethics, our Guidelines for Corporate Governance or applicable provisions of the Sarbanes-Oxley Act.  Under our Code of Ethics and our Guidelines for Corporate Governance, the Audit Committee of the Board of Directors is charged with implanting, reviewing, investigating and, where appropriate, recommending action concerning possible improper or inappropriate conduct.

Corporate legal counsel provided information to the Audit Committee regarding a lawsuit that has been filed naming Allezoe Medical Holdings, Inc. (“the Company”), among others, as a defendant, as well as the to-date findings of Counsel’s investigation into the matter.  The documents filed in that action include an affidavit from Hyman White, a member of our Board of Directors and corporate Secretary, which Mr. White provided in support of the plaintiff’s claims against the Company. Mr. White apparently prepared and provided this affidavit himself, in consultation with plaintiff and plaintiff’s legal counsel, and possibly other senior management of Organ Transport Systems, Inc., but without prior disclosure to or consent from management, the Board of Directors or legal counsel for the Company. This appears to be a breach of Mr. White’s fiduciary obligation to the Company and his duties and responsibilities under our Code of Ethics and Guidelines for Corporate Governance. This conduct also may constitute a violation of his agreed undertaking and obligation to the Company, as a publicly reporting and trading company, to act in good faith and without conflicts of interest. The basis of the lawsuit, although not very clear, appears to relate to a promissory note issued by Healthcare of Today, Inc. to the plaintiff in the case, which note is identical with a promissory note issued to Mr. White and to other officers and directors of Organ Transport Systems, Inc. at the same time by Healthcare of Today, Inc. It also appears that statements made by Mr. White in his affidavit appear to be knowingly false and adverse to the interests of the Company.

In addition to the apparent ethical violations, breach of fiduciary duty and violation of the Guidelines for Corporate Governance, it appears that Mr. White’s conduct could also constitute a violation of federal and state securities laws, including the Sarbanes-Oxley Act.  To the extent that the Audit Committee receives evidence or concludes that the latter is the case, then that evidence and the related facts would have to be forwarded to the appropriate authorities for consideration of any further action they may wish to take.

After discussion, the Audit Committee unanimously voted to institute an investigation to determine whether Mr. White, or any other officer, director or employee of the Company or of a subsidiary of the Company, breached his fiduciary duty to the Company, violated the Sarbanes-Oxley Act or applicable state or federal securities laws, our Code of Ethics or our Guidelines for Corporate Conduct.  The Audit Committee further determined that the investigation will also include ascertaining the facts relating to an earlier attempt to bind the Company to onerous employment contracts, with expensive and unwarranted “golden parachute” provisions for Mr. White and other management of Organ Transport Systems, Inc. then serving also as officers or directors of the Company; the potential use of corporate funds other than for the best interests of the Company and its subsidiaries and their businesses; the possible disclosure of corporate information to unauthorized third parties, including former creditors or shareholders of OTS, stock marketing entities, blog sites and similar stock promoters and manipulators;  and whether, in the context of the pending litigation against the Company, Mr. White and/or other officer(s) or directors of OTS breached a fiduciary duty owed to the Company or OTS by instigating, promoting, or aiding and abetting the filing and prosecution of the lawsuit for Mr. White’s own personal benefit or the personal benefit of other officers or directors of OTS.

The lawsuit in question, which has not yet been served on us, appears to seek a “declaration” that the former shareholders of Organ Transport Systems, Inc., who sold their stock to Healthcare of Today, Inc., an unaffiliated private company, on June 30, 2010 in exchange for common shares and promissory notes of Healthcare of Today, Inc., should now be considered shareholders of the Company.

The basis for this unusual claim is not clear, but seems to be based on the fact that Healthcare of Today, Inc. later (February, 2011) transferred the shares of OTS it acquired from the OTS shareholders in June 2010, to the Company, as a result of which OTS became a wholly-owned subsidiary of the Company.  No damages or other claims are asserted against the Company and the action seems to be focused on gaining control of the shares of the Company received by Healthcare of Today, Inc. in February, 2011.  The promissory notes issued to the plaintiff in the case, as well as to Mr. White and the other senior management of OTS, as former shareholders of OTS, do not appear to be in default and Healthcare of Today, Inc., which is also a named defendant in the lawsuit, reports that it has not received a required notice of default under any of the promissory notes.  The promissory notes also contain a mandatory, binding arbitration provision for any disputes arising under the notes.

We have retained legal counsel to represent the Company in this litigation, and caused the state court action to be removed to the US District Court for the Eastern District of Texas.  Furthermore, as already announced, we determined that the cost and delay in bringing the OTS medical device technology to market as well as the detriment to our other promising technologies, made it advisable to rescind the acquisition transaction with Healthcare of Today, Inc. under which we acquired OTS as a subsidiary in February 2011, and that rescission has been completed.  Consequently, we have no further or continuing ownership or other interest in OTS, which has been returned to its former status as a wholly-owned subsidiary of Healthcare of Today, Inc. That would appear to make the issues raised in the litigation moot as to the Company.  In any event, since no actual claims have been asserted against the Company in the action, we do not believe there is a significant or material risk of exposure from this action to any liability.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allezoe Medical Holdings, Inc.

Date: March 7, 2012	By: /s/ Michael Gelmon
Name: Michael Gelmon Title: Chairman of the Board and CEO

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